UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	HCDI	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, no par value per share	HCDIP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HCDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On June 9, 2021, Harbor Custom Development, Inc., a Washington corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) 1,200,000 shares of 8.0% Series A Cumulative Convertible Preferred Stock (“Series A Preferred Shares”) and 3,600,0000 warrants (the “Warrants”) to purchase common stock at $5.00 per share. In addition, the Company granted the Underwriter an over-allotment option to purchase up to an additional 180,000 Series A Preferred Shares and 540,000 Warrants. On June 9, 2021, the Underwriter exercised the over-allotment option with respect to 540,000 Warrants.

The Offering was made pursuant to registration statements on Form S-1 (File Nos. 333-255229 and 333-256918), filed with the Securities and Exchange Commission (the “Commission”). ThinkEquity acted as sole book-running manager for the Offering.

The net proceeds to the Company from the Offering, after deducting the underwriting discount and the Underwriter’s fees and expenses were $27,755,122. The Company anticipates using the net proceeds from the Offering primarily for land acquisition, construction, and development; debt reduction; and working capital.

Also under the terms of the Underwriting Agreement, the Company, agreed to pay the Underwriter an underwriting discount of 7.0% of the gross proceeds received by the Company in the Offering (excluding the over-allotment option) and issue two separate warrants, the first exercisable for the purchase of an aggregate of 1% of the Series A Preferred Shares sold in the Offering (excluding the over-allotment option) and the second exercisable for the purchase of an aggregate of 1% of the Warrants sold in the Offering (excluding the over-allotment option) (the “Representative’s Warrants”). The warrant to purchase warrants to purchase Common Stock (“Representative’s Common Stock Warrants”) will be exercisable at an initial price of $0.01 per the Representative’s Common Stock Warrant. The Representative’s Common Stock Warrants have the same terms and conditions as the Warrants offered and sold in the Offering. The Representative’s Warrants are exercisable for a term of four years and six months beginning on December 6, 2021.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for the investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

In connection with the Offering, on June 8, 2021, the Company filed with the Secretary of State of Washington a Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, designating a total of 2,000,000 Series A Preferred Shares (the “Certificate of Designation”).

The foregoing summary of the terms of the Underwriting Agreement and Certificate of Designation is subject to, and qualified in its entirety by reference to the forms of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2021, the Company filed with the Secretary of State of Washington the Certificate of Designation, which authorizes a total of 2,000,000 Series A Preferred Shares, with the following terms:

Liquidation Preference of Series A Preferred Shares. Upon the occurrence of any liquidation, dissolution, or winding up of the Company, holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued, and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of Common Stock or to the holders of other equity securities of the Company. The rights of holders of Series A Preferred Shares to receive their liquidation preference will, however, be subject to the proportionate rights of any other class or series of the Company’s capital stock ranking in parity with the Series A Preferred Shares as to liquidation, of which none exist as of the date of this Current Report.

Dividends. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, cumulative cash dividends payable monthly in an amount per Series A Preferred Share equal to $2.00 per share per annum, which is equivalent to 8.0% of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending June 30, 2021. To the extent declared by the Board of Directors, dividends will be payable no later than 20 days after the end of each calendar month, starting on July 20, 2021. Dividends on the Series A Preferred Shares will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared by the Board of Directors. If the Company fails to make a cash dividend payment for 18 or more consecutive or non-consecutive months, the holders of the Series A Preferred Shares, voting as a separate class, will be entitled to vote for the election of one additional director, with certain conditions, to serve on the Board of Directors until the next annual meeting of shareholders following the date on which all dividends that are owed have been paid.

Change of Control. In the case of a “change of control” that is pre-approved by the Board of Directors, holders of Series A Preferred Shares have the option to: (i) demand that the Company redeem the Series A Preferred Shares at (a) $26.63 per Series A Preferred Share from the date of issuance until June 9, 2022, (b) $25.81 per Series A Preferred Share from June 9, 2022 until June 9, 2023, and (c) $25.00 after June 9, 2023, in each case plus the amount of any accumulated and unpaid dividends thereon to but not including the date of redemption (whether or not such dividends shall have been declared); (ii) continue to hold the Series A Preferred Shares; or (iii) convert some or all of the Series A Preferred Shares together with accrued but unpaid dividends. “Change of Control” means that a person or group acquires at least 50% voting control of the Company, and neither the Company nor any surviving entity has its common stock listed on a recognized U.S. exchange.

Optional Conversion by Holder. Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into Common Stock at any time at the option of the holder at a Conversion Price of $4.50 per share, which initially equals 5.556 shares of Common Stock for each Series A Preferred Share as converted, subject to adjustment for: (i) the payment of stock dividends or other distributions payable in shares of Common Stock on any other class or series of our capital stock; (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock at a price per share less than the market price per share of Common Stock; and (iii) subdivisions, combinations, and reclassifications of Common Stock. Holders of Series A Preferred Shares will also be entitled to participate in Extraordinary Dividends (as defined in the Certificate of Designation) or other distributions to all holders of Common Stock of any shares of stock (excluding Common Stock) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants, and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash, but not excluding Extraordinary Dividends paid in cash) to the extent each holder would have been entitled if the holder had held the number of Common Stock acquirable upon complete conversion of the holder’s Series A Preferred Shares immediately before the date on which a record is taken for such Extraordinary Dividend or other distribution.

Automatic Conversion upon Market Trigger. At the Company’s option, the Company may cause the Series A Preferred Shares, plus accrued and unpaid dividends, to be automatically converted, in whole or in part, on a pro rata basis into Common Stock at the Conversion Price if the trading price of the Common Stock equals or exceeds 170% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the date of notice of conversion (such event, the “Market Trigger”).

Call Feature. Beginning June 9, 2024, the Company may, at its option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Ranking. The Series A Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to Common Stock and any other class of equity securities, the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares;
●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Shares.

Voting Rights. The Series A Preferred Shares will not vote with the Common Stock, however, if dividends on the Series A Preferred Shares are in arrears for 18 or more consecutive or non-consecutive months, the holders of the Series A Preferred Shares, voting as a single class, shall be entitled to vote for the election of one additional director to serve on the Board of Directors until the next annual meeting of shareholders following the date on which all dividends that are owed and in arrears have been paid. In addition, unless the Company has received the affirmative vote or consent of the holders of at least two-thirds of the then outstanding Series A Preferred Shares, voting as a single class, the Company may not create or issue any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions. So long as any Series A Preferred Shares are outstanding and remain unredeemed, the Company may not, without the vote or consent of the holders of a majority of the Series A Preferred Shares: (i) engage in a merger, consolidation, or share exchange that materially and adversely affects the rights, preferences, or voting power of the Series A Preferred Shares, unless Series A Preferred Shares are converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences, and privileges that are materially the same as those of the Series A Preferred Shares; (ii) amend the Articles of Incorporation or the Certificate of Designation establishing the Series A Preferred Shares to materially and adversely affect the rights, preferences, or voting power of Series A Preferred Shares; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series A Preferred Shares have not been paid in full in cash.

Transfer Agent and Paying Agent. Mountain Share Transfer, Inc. will act as the transfer agent and dividend payment agent and registrar in respect of the Series A Preferred Shares.

The foregoing description of the terms pertaining to the Series A Preferred Shares is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On June 9, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 9, 2021, by and between Harbor Custom Development, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.
3.1	Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed on June 8, 2021
99.1	Press Release of Harbor Custom Development, Inc., dated June 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date:	June 10, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
Chief Operating Officer, Secretary, and General Counsel